EXHIBIT 99.1

AMENDMENT TO

EMPLOYMENT AND NON-COMPETE AGREEMENT

BETWEEN

DOVER MOTORSPORTS, INC.

AND

MICHAEL A. TATOIAN

WHEREAS, Dover Motorsports, Inc. (the “Company”) entered into an Employment and Non-Compete Agreement with Michael A. Tatoian (the “Executive”) dated as of July 26, 2007, as amended (the “Agreement”), providing for payment of a Change in Control Fee on the date of a Change in Control and certain other benefits; and

WHEREAS, the parties desire to amend the Agreement, as provided herein.

NOW THEREFORE, in consideration of the promises and mutual covenants herein and in the Agreement, the Company and the Executive agree as follows:

1.     The “Change in Control Fee” as defined in Section 1 to the Agreement is hereby revised to be $250,000.

2.    All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company through its officer duly authorized, and the Executive, each intending to be legally bound, have duly executed and delivered this Amendment to the Agreement, to be effective as of April 23, 2019.

DOVER MOTORSPORTS, INC.

/s/ Klaus M. Belohoubek
Sr. Vice President - General Counsel

/s/ Michael A. Tatoian
Michael A. Tatoian